Exhibit 99.1

QLT BOARD ISSUES LETTER TO SHAREHOLDERS ANNOUNCING CORPORATE

PROGRESS AND 2013 OBJECTIVES

For Immediate Release	January 28, 2013

VANCOUVER, British Columbia, (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) today issued the following letter to its shareholders outlining the Company’s recent progress and its 2013 objectives:

Dear QLT Inc. Shareholders,

On behalf of QLT’s Board of Directors, I am pleased to take this opportunity to update you on our progress and QLT’s 2013 corporate objectives. On July 9, 2012, after 35 days on the job, your Board made the following commitments to its shareholders:

1) The Board promised to determine whether the Company should retain or explore opportunities to partner or sell its Visudyne® business:

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On September 24, 2012, Visudyne was sold to Valeant Pharmaceuticals International, Inc. for a total of $112.5 million upfront, contingent payments potentially totaling $20 million, and a royalty on net sales of new indications for Visudyne, if any should be approved.

2) The Board committed to explore the sale or spin-out of QLT’s punctal plug drug delivery system:

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On December 24, 2012, the Company entered into an exclusive option agreement with Mati Therapeutics Inc. (“Mati”) under which QLT has granted Mati a 90-day option to acquire assets related to QLT’s punctal plug drug delivery system technology (the “Technology”) in exchange for $500,000. Should Mati exercise the option, QLT and Mati will enter into an asset purchase agreement and QLT will be entitled to a closing payment of $750,000, certain milestone payments and a low single digit royalty on world-wide net sales of all products using or developed from the Technology.

3) The Board promised to preserve QLT’s significant financial resources:

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On July 9 and December 6, 2012, in connection with the strategic restructuring of the Company, QLT’s Board of Directors made the difficult decisions to reduce the Company’s personnel by 83%. These restructurings have significantly reduced the Company’s current expenses and will even more dramatically diminish its future cost structure.

4) The Board committed to explore the most efficient and effective ways to return capital to QLT’s shareholders:

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On July 9, 2012, the Board announced its intention to return $100 million of capital to QLT shareholders, and on September 27, 2012 the Company announced an open market share repurchase program of up to 3,438,683 common shares of QLT over the next 12 months. The Board continues to evaluate a variety of additional options to most tax-efficiently and expeditiously return even more capital to its owners.

5) The Board promised to position QLT to more acutely focus on the development of its high-potential Synthetic Oral Retinoid program, QLT091001:

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On October 24, 2012 and then on January 7, 2013, the Board announced that it made changes and additions to strengthen the development and regulatory leadership of QLT091001. The Board first hired Dr. Sushanta Mallick to provide developmental expertise and leadership, and subsequently engaged two senior regulatory consultants, Gary D. Novack, Ph.D. and Angela C. Kothe, O.D., Ph.D., to provide strategic and operational regulatory advice and assistance to QLT in connection with its synthetic retinoid program.

As we begin the new year, still only seven months on the job, we would like to provide the following updates regarding QLT’s 2013 corporate objectives:

1) QLT expects its recently augmented Synthetic Oral Retinoid leadership team to meet with the FDA by the end of Q1 2013 to discuss the most prudent development path to advance QLT091001.

2) Until the aforementioned FDA meeting is concluded, the minutes from it are reviewed, and a subsequent end of phase II meeting is completed with formal guidance provided by the FDA, QLT does not expect to provide timelines for potential pivotal trial initiation(s).

3) After evaluating the strategic options available to enhance shareholder value with respect to our Synthetic Oral Retinoid program, the Board has determined at this time that independently developing QLT091001 is the most value enhancing path forward for QLT shareholders.

4) Lastly, your Board reiterates its commitment to return both a significant and appropriate amount of capital to shareholders in the near term, and we continue to take a diligent approach towards considering governing regulations and tax-efficiency. Despite these complexities, the Board hopes to be able to complete all or a significant portion of our return of capital program in the first half of 2013.

On behalf of the QLT Inc. Board of Directors, I would like to express our sincere gratitude to our supportive shareholders, and our profound appreciation of those dedicated employees who remain with us for their service, commitment and hard work toward the mission of maximizing the value of QLT. We look forward to continuing our diligent service and to updating our shareholders as we enact additional measures to maximize QLT’s potential in the near, intermediate and long terms.

/s/ Jason M. Aryeh

Chairman of the Board of Directors

QLT Inc.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the return of capital and the development plans for our Oral Retinoid program (QLT091001); statements concerning the potential divestment of the punctal plug drug delivery system program (PPDS); and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: risks and uncertainties about our ability to return capital to our shareholders on a favorable tax basis or at all and to successfully develop our Oral Retinoid program (QLT091001); risks and uncertainties related to the timing and our ability to divest the PPDS on terms favorable to us or at all; risks and uncertainties concerning the impacts that QLT’s strategic initiatives will have on the market price of our securities; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials;

there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.